UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2017

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On March 16, 2017, Mitcham Industries, Inc. (the "Company") repaid all outstanding obligations under the Company's amended revolving credit facility (the "Credit Agreement") with HSBC Bank USA, NA (the "Bank") and cancelled the Credit Agreement effective March 21, 2017. The Credit Agreement was originally a $50.0 million, three-year revolving credit facility with a maturity date of August 2, 2016, which was reduced over three amendments to a $10.0 million revolving credit facility with an extended maturity date of August 17, 2017. The Credit Agreement was collateralized by substantially all of the Company’s domestic assets (other than real estate) and 65% of the capital stock of Mitcham Holdings, Ltd., a foreign holding company and wholly owned subsidiary of the Company that holds the capital stock of the Company’s foreign subsidiaries. The Credit Agreement provided interest at a base rate or LIBOR, plus an applicable margin. The Company had agreed to pay a commitment fee on the unused portion of the Credit Agreement of 0.375% to 0.5%. No material early termination penalties were incurred related to the termination of the Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

March 27, 2017	By:	Robert P. Capps

Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer